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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report:                                               September 21, 1998

                             NEENAH FOUNDRY COMPANY
             (Exact name of registrant as it appears in its charter)


         Wisconsin                                          39-1580331
    (State or other jurisdiction of                    (IRS Employer ID Number)
    Incorporation or organization)

                                    333-28751
                            (Commission File Number)


2121 Brooks Avenue, P.O. Box 729, Neenah, Wisconsin           54957
(Address of principal executive offices)                    (Zip Code)


                                 (920) 725-7000
              (Registrant's telephone number, including area code)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 8, 1998, Neenah Foundry Company (the "Company") completed its acquisition of Dalton Corporation, an Indiana corporation, and its subsidiaries Dalton Corporation, Warsaw Manufacturing Facility, an Indiana corporation, Dalton Corporation, Kendallville Manufacturing Facility, an Indiana corporation, Dalton Corporation, Ashland Manufacturing Facility, an Ohio corporation, and Dalton Corporation, Stryker Machining Facility Co., an Ohio Corporation (collectively referred to herein as "Dalton"). Pursuant to the transaction, the Company purchased 100% of the capital stock of Dalton Corporation from the Dalton Corporation Employee Stock Ownership Plan & Trust for aggregate consideration of $102.36 million in cash. The acquisition of Dalton was financed through drawings under the Tranche A term loan facility, an additional Tranche B term loan facility and a Multi-Draw Acquisition Revolver under the Company's Amended and Restated Credit Agreement dated as of April 30, 1997, as amended as of September 12, 1997, as of April 3, 1998 and as of September 8, 1998 by and among the Company, the Chase Manhattan Bank and other Lenders party thereto (the "Credit Agreement"). The Credit Agreement was amended in connection with the acquisition of Dalton to create an additional $70.0 million Tranche B term loan facility and a $50.0 million Multi-Draw Acquisition Revolver in addition to the Company's existing $50.0 million revolving loan facility and term loan facility.

         Dalton manufactures and sells gray iron castings, primarily to the refrigeration, air conditioning, automotive/truck and heavy equipment industries. Dalton will operate as a wholly owned subsidiary of the Company out of four facilities in Warsaw, Indiana, Kendalville, Indiana, Ashland, Ohio and Stryker, Ohio and will continue to operate under its current management team.

         As a consequence of this acquisition, the Company acquired certain real property and leasehold interests described below as well as the related plant and equipment assets of Dalton. In addition to the properties listed below, Dalton currently leases nine (9) properties which are used for warehouse space, sales offices, aircraft hangar space and concrete loading areas. The Company currently has no plans to alter the existing usage of these properties.


               LOCATION                  USE            OWNED OR     APPROXIMATE
                                                         LEASED         AREA

1900 East Jefferson Street  Manufacturing facilities,     Owned   315,589 square
Warsaw, IN 46580            warehousing and office                feet
                            space

1681 Orange Road            Manufacturing facilities,     Owned   83,681 square
Ashland, OH 44805           warehousing and office                feet
                            space

200 West Ohio Street        Manufacturing facilities,     Owned   238,193 square
Kendalville, IN 46755       warehousing and office                feet
                            space

310 Ellis Street            Manufacturing, machining      Owned   31,690 square
Stryker, OH 43557           and office space                      feet


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ITEM 5.  OTHER EVENTS

         On September 8, 1998, the Company acquired 100% of the capital stock of Advanced Cast Products, Inc. a Delaware corporation ("ACP"), pursuant to a capital contribution from its indirect parent, ACP Holding Company. In connection with the transaction, the Company repaid certain outstanding indebtedness of ACP through advances under Tranche A of the Company's Amended and Restated Credit Agreement dated as of April 30, 1997, as amended as of September 12, 1997 and April 3, 1998. ACP is a ductile iron foundry specializing in iron castings for the railroad, automotive/truck and heavy equipment markets. ACP operates out of 3 principal facilities in Meadville, Pennsylvania, Ironton, Ohio and Easton, Massachusetts and will be operated as a wholly owned subsidiary of the Company under the direction of the Company's management. Based on the provisions of Regulation S-X Rule 3-05(b)(2) and the definition of "significant subsidiary" contained in Rule 1-02(w), ACP is not deemed to be a significant subsidiary.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

         (a)      Financial Statements of Business Acquired.

                  Audited financial statements for Dalton are not available at this time, and will be filed in an amendment to this 8-K within 60 days of the date hereof.



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                  (b)      Pro Forma Financial Information

                           The pro forma financial information for the Company and Dalton is not available at this time, and will be filed in an amendment to the 8-K within 60 days of the date hereof.

                  (c)      Exhibits

                           2.1 Stock Purchase Agreement for the acquisition of Dalton dated as of August 7, 1998 by and among Neenah Foundry Company, Dalton Corporation and the Dalton Corporation Employee Stock Ownership Plan and Trust.

                           10.1 Credit Agreement dated as of April 30, 1997 as Amended and Restated as of September 12, 1997, as of April 3, 1998 and as of September 8, 1998 by and among Neenah Foundry Company, NFC Castings, Inc., the Chase Manhattan Bank as Administrative Agent, Chase Securities Inc. as Arranger and the other Lenders from time to time party thereto.




                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NEENAH FOUNDRY COMPANY



September 21, 1998                  By:          /s/ Gary W. LaChey
                                       -----------------------------------------
                                            Name:    Gary W. LaChey
                                            Title:   Vice President-Finance,
                                                     Secretary and Treasurer


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